Deutsche Bank
                                                       Filiale Remscheid
                                                       Blumenstra(beta)e 33
                                                       42849 Remscheid

IKS Klingelnberg GmbH
Attention: Thomas Meyer
In der Fleute 18
42897 Remscheid

Confirmation of Conditions

Dear Mr. Meyer:

In reference to our conversations, we would like to confirm to you, that we have already made the following lines of credit / loans available to the IKS Klingelnberg GmbH Group - Germany, within the framework of our general conditions (AGB). For information on the durations, conditions, collaterals and covenants, we refer you to the specific loan agreements.

Working Capital Line of Credit in the amount of                     DM 7,500,000

Loan through KfW (government agency) to IKS Klingelnberg GmbH
for the acquisition of the Rolf Meyer company                       DM 5,000,000

Loan through KfW (government agency) to IKS Klingelnberg GmbH
for the acquisition of the China Joint Venture                      DM 2,500,000

Loan through KfW (government agency) to IKS Klingelnberg GmbH
for the mortgage of the factory/office building in Remscheid        DM 3,771,000

Loan through KfW (government agency) to IKS Falzmesser GmbH
for the acquisition of the Rolf Meyer Company                       DM 5,000,000

Loan through KfW (government agency) to IKS Messerfabrik
Geringswalde GmbH                                                   DM   731,000

Deutsche Bank Investment Loan to IKS Messerfabrik Geringswalde      DM   504,000
GmbH

In addition to these loans / lines of credit,  we are prepared to make available to IKS  Klingelnberg  GmbH,  Remscheid,  an additional line of credit for future investments/acquisitions in the amount up to with a duration of up to 10 years in
accordance with framework of our general conditions (AGB).          DM 8,500,000


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We will mutually  agree on the conditions of this line of credit at a given time in connection with the then current market conditions.

The assets which will be acquired with these funds will generally serve as collateral for this loan. In addition, International Knife & Saw, Inc. must confirm that its loan to IKS Klingelnberg GmbH in the amount of DM 9.4 million will not have to be paid back until all of the loans from us have first been paid back.

If you are in agreement with the content of this letter, please sign the enclosed copy and send it back to us.

We thank you for your trust in us, wish you the best in your future plans, and hope for a continued cooperative and confident relationship.

Deutsche Bank


Muller Jakobi

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